Exhibit 21

                                 MASCOTECH, INC.
                            (a Delaware Corporation)

Subsidiaries



                                                      Jurisdiction of
                                                       Incorporation
                        Name                          or Organization

Acme Steel Door Corp.                                     New York
Acme Steel Partition Co., Inc.                            New York
  Architectural Building Components, Inc.               Massachusetts
  Flush-Metal Partition Corp.                             New York
Acme Steel Shelving Corp.                                 New York
Acme Office Group, Inc.                                   New York
Arrow Specialty Company                                   Delaware
Atlas Roll-Lite Door Corporation                          Delaware
  Atlas Roll-Lite Co. Ltd.                                Ontario
BLD Products, Ltd.                                        Michigan
  Novo Products, Inc.                                     Florida
Crossing Metal Spinning & Stamping Co., Inc.              New York
Eagle Window & Door, Inc.                                   Iowa
  American Glassmith, Inc.                                Delaware
  Eagle Service Company                                   Delaware
  Eagle Window & Door of Bellevue, Inc.                   Delaware
  EW&D of Maine, Inc.                                     Delaware
Glaspie Engineering, Inc.                                 Michigan
Haas Door Company                                           Ohio
International Brake Industries, Inc.                      Delaware
Kendallville Foundry, Inc.                                Delaware
Longman Enterprises, Inc.                                 Florida
  Pylon Manufacturing Corp.                               Delaware


Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.

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                                                      Jurisdiction of
                                                       Incorporation
                        Name                          or Organization


Masco Industries International Sales, Inc.                Barbados
W.C. McCurdy Co.                                          Michigan
McGuane Industries, Inc.                                  Delaware
MascoTech Automotive Systems Group, Inc.                  Michigan
  C & C Performance, Inc.                                 Michigan
  Coach Builders of America, Inc.                         Michigan
  G.M. Spoilers, Inc.                                     New York
  Spoilers Plus, Inc.                                     New York
MascoTech Coatings, Inc.                                  Michigan
MascoTech Europe, Inc.                                    Delaware
MascoTech European Holdings, Inc.                         Delaware
 Glo SpA                                                    Italy
MascoTech GmbH                                            Germany
  H & B Hyprotec Technology OHG                           Germany
    Huber & Bauer GmbH 20%                                Germany
  Holzer GmbH & Co.                                       Germany
  Holzer Limited                                      United Kingdom
  Holzer Verwaltungs - GmbH                               Germany
MascoTech Forming Technologies-Fort Wayne, Inc.           Delaware
MascoTech Holding Company                                 Delaware
MascoTech Industrial Components, Inc.                     Delaware
  Huron/St. Clair Manufacturing Company                   Delaware
  MascoTech Accessories, Inc.                            California
MascoTech Services, Inc.                                  Delaware
MascoTech Sintered Components, Inc.                       Delaware
MascoTech Sintered Components of Indiana, Inc.            Delaware
MascoTech Limited                                     United Kingdom
   MascoTech Engineering - Europe Ltd.                United Kingdom
  MascoTech Engineering - Europe, Inc.                    Michigan
  MascoTech Engineering GmbH                              Germany
  Canewdon Consultants Ltd.                           United Kingdom
MascoTech Stamping Technologies, Inc.                     Delaware
MascoTech Tubular Products, Inc.                          Michigan
MASX Energy Services Group, Inc.                          Delaware
NI Wheel, Inc.                                             Canada

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                                                      Jurisdiction of
                                                       Incorporation
                        Name                          or Organization

NI Industries, Inc.                                       Delaware
  NI Foreign Military Sales, Inc.                         Delaware
  Norris Industries, Inc.                                California
  NI West, Inc.                                          California
Steelcraft Service Company, Inc.                          Delaware
  Steelcraft Holding Company                              Delaware
Taylor Building Products Company                          Michigan
Trylon Corporation                                        Michigan
  CRM, Inc. - 51%                                         Michigan